Exhibit 10(i)

Harte-Hanks, Inc.

Non-Qualified Stock Option Agreement

Option	Number of Shares of Stock	Option Price,
No.	Subject to this Option:	Per Share: $

THIS AGREEMENT, effective as of the      day of             , 20      (the “Award Date”), is between Harte-Hanks, Inc., a Delaware corporation (hereinafter referred to as the “Corporation”), and                                                               (hereinafter referred to as the “Participant”).

WITNESSETH:

WHEREAS, the Corporation has adopted the Harte-Hanks, Inc. 1991 Stock Option Plan (the “Plan”), which provides for the grant of Non-Qualified Stock Options to employees of the Corporation and its Subsidiaries or Parent as selected by the Corporation’s Board of Directors (the “Board”) to purchase shares of common stock of the Corporation, par value one dollar ($1.00) per share (the “Common Stock”); and

WHEREAS, the Participant has been selected by the Board to participate in the Plan, in accordance with the provisions thereof.

WHEREAS, the Board awarded to Participant a Non-Qualified Stock Option on the Award Date.

WHEREAS, the parties hereto desire to evidence in writing the terms and conditions of the option.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained and as an inducement to Participant to continue as an employee of the Corporation, a Subsidiary or Parent, the parties hereto hereby agree as follows:

1. On the Award Date, the Corporation awarded to Participant this Non-Qualified Stock Option to purchase from the Corporation, on the terms and conditions herein set forth, all or any part of the number of shares of Common Stock at the option price per share as set forth above, payable in cash (including check, bank draft or money order). In addition, subject to limitations established by the

Board from time to time, the option price per share may be paid by actual or constructive delivery to the Corporation of previously owned shares of Common Stock. The grant of this option was effective on the Award Date.

2. This option cannot be exercised in whole or in part prior to                     . Thereafter, this option may be exercised to the extent shown below (rounded downward, if necessary, to the nearest full share), and to the extent not previously exercised, on or after the following anniversaries of the Award Date:

Notwithstanding the foregoing, in no event can this option be exercised in whole or in part on or after the date on which this option lapses pursuant to Section 3.

3. This option shall lapse, and Participant’s rights hereunder shall terminate, on the first to occur of the following:

(a) The expiration of ten (10) years from the Award Date;

(b) Termination of employment;

(c) The expiration of three (3) months after normal termination of employment if the Participant is then still living; or

(d) The expiration of one (1) year after the date of the Participant’s death.

As used in this option, the following expressions shall have the meaning respectively indicated:

“Termination of employment” means the Participant’s discontinuance of employment with the Corporation or a Subsidiary or Parent for any reason other than death or normal termination of employment, but a transfer of employment from one Subsidiary to another, from a Subsidiary to the Corporation or Parent, from the Corporation to a Subsidiary or Parent, or from Parent to the Corporation or a Subsidiary is not a termination of employment.

“Normal termination of employment” means the Participant’s discontinuance of employment (i) on account of normal, early or disability retirement under the pension plan, if any, of Participant’s employer, or (ii) if Participant’s employer has no pension plan or such plan does not provide for normal, early or disability retirement, as the result of disability or voluntary departure that, in either case, would be treated as normal, early or disability retirement under the Corporation’s pension plan, if any, if Participant were an employee of the Corporation.

“Parent” means any future corporation which would be a “parent corporation” of the Corporation as defined in Section 424(e) and (g) of the Internal Revenue Code of 1986, as amended.

“Subsidiary” means any corporation which would be a “subsidiary corporation” of the Corporation as defined in Section 424(f) and (g) of the Internal Revenue Code of 1986, as amended.

4. This option and the rights and privileges conferred therewith shall not be sold, transferred, encumbered, hypothecated or otherwise anticipated by the Participant otherwise than by will or by the laws of descent and distribution. This option is not liable for or subject to, in whole or in part, the debts, contracts, liabilities, or torts by the Participant nor shall it be subject to garnishment, attachment, execution, levy or other legal or equitable process. This option shall be exercisable during the lifetime of the Participant only by the Participant. To the extent exercisable after the Participant’s death, this option shall be exercised only by the person or persons entitled to receive this option under the Participant’s will, duly probated, or if the Participant shall fail to make a testamentary disposition of this option, by the executor or administrator of the Participant’s estate.

5. Every share purchased through the exercise of this option shall be paid for in full at the time of exercise. This option shall be exercised in writing and in accordance with such rules and regulations as may, from time to time, be adopted by the Board under the Plan. This option shall be deemed exercised when notice of exercise is given to the Corporation accompanied by payment in full of the option price of the shares specified. In case of the exercise of this option in full, it shall be surrendered to the Corporation for cancellation. In case of the exercise of this option in part, it shall be delivered to the Corporation for the purpose of making appropriate notation thereon, or otherwise reflecting, in such manner as the Corporation shall determine, the result of such partial exercise of the option.

6. In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting stockholders) shall be changed into or exchanged for a different number or kind of shares of stock of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock dividend, split-up, combination of shares or otherwise), then there shall be substituted for each share of Common Stock then subject to this option the number and kind of shares of stock into which each outstanding share of Common Stock (other than shares held by dissenting stockholders) shall be so changed or for which each such share shall be so exchanged, together with an appropriate adjustment of the option price.

In the event there shall be any other change in the number of, or kind of, issued shares of Common Stock, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, the Board shall make such adjustment, if any, in the number, or kind, or option price of shares then subject to this option as is equitably required. Any such adjustment shall be effective and binding for all purposes of this option.

7. If at any time the Board shall determine, based on opinion of counsel to the Corporation, that listing, registration or qualification of the shares covered by this option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of the exercise of this option, this option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to counsel for the Corporation.

8. Shares issued upon the exercise of this option may not be sold except in accordance with applicable securities laws and the terms of the following restrictive legend, which shall be placed on the face of all certificates evidencing shares issued upon the exercise of this option unless the use of such legend is waived by the Corporation based on opinion of counsel that such legend is not necessary to comply with applicable securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE SUCH A REGISTRATION IS IN EFFECT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT.

Any certificate issued at any time in transfer, exchange or substitution for any certificate bearing such restrictive legend shall also bear such legend, unless the use of such legend is waived by the Corporation based on opinion of counsel that such legend is not necessary to comply with applicable securities laws.

The Corporation shall have no obligation to file any registration statement or amendment to a registration statement under the Securities Act of 1933, as amended, or otherwise in connection with the sale of shares issued upon the exercise of this option.

9. The Participant agrees that he or she will not effect, during the seven days prior to and the 90 days after the effective date of any underwritten registration undertaken by the Corporation, any public sale or distribution of any shares issued upon exercise of this option.

10. Neither the Participant nor any person claiming under or through the Participant shall be or have any of the rights or privileges of a stockholder of the Corporation in respect of any of the shares issuable upon the exercise of this option, unless and until certificates representing such shares shall have been issued and delivered to the Participant or his or her agent.

11. Any notice to be given under the terms of this option or any delivery of this option to the Corporation shall be addressed to Secretary, Harte-Hanks, Inc., P. O. Box 269, San Antonio, Texas 78291, and any notice to be given to the Participant shall be addressed to the Participant at the address set forth beneath his or her signature hereto, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given if mailed, postage prepaid, addressed as aforesaid.

12. The granting of this option shall impose no obligation upon the Participant to exercise it or any part thereof. Nothing herein contained shall affect the right of the employer to terminate Participant’s employment at any time, with or without cause, or shall be deemed to create any employment rights on the part of the Participant.

13. Subject to the limitations of the transferability of this option, this Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties hereto.

14. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Texas.

15. Any provision of this Agreement to the contrary notwithstanding, the Corporation may take such steps as it may deem necessary or desirable for the withholding of any taxes which it is required by law or regulation of any governmental authority, federal, state or local, domestic or foreign, to withhold in connection with any of the shares subject hereto. Subject to limitations established by the Board from time to time, any withholding taxes may be paid by delivery to the Corporation of previously owned shares of Common Stock or by reducing the number of shares issuable upon exercise of this option.

16. This option will not be treated as an incentive stock option under the Internal Revenue Code of 1986, as amended.

17. Participant accepts this option subject to all the provisions of the Plan including the provisions that authorize the Board to administer and interpret the Plan and that provide the Board’s decisions, determinations and interpretations with respect to the Plan and options granted thereunder are final and conclusive on all persons affected thereby.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Participant:

NEW Address Only:

Harte-Hanks, Inc.

By: